SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934



Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:



[    ]	Preliminary Proxy Statement

[    ]	Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))

[ X  ]	Definitive Proxy Statement

[    ]	Definitive Additional Materials

[    ]	Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12



Dynamic Healthcare Technologies, Inc.



(Name of Registrant as Specified In Its Charter)





(Name of Person(s) Filing Proxy Statement if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):



[    ]	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
14a-6(i)(2) or Item 22 (a)(2) of Schedule 14A.

[    ]	$500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i)(3)

[    ]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11

	(1) 	Title of each class of securities to which transaction
applies:



 (2)	Aggregate number of securities to which
transaction applies:



 (3)	Per unit price or other underlying
value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):





 (4)	Proposed maximum aggregate value of
transaction:



 (5)	Total fee paid:



[ X  ]	Fee paid previously with preliminary materials.

[    ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



	1)	Amount Previously Paid:


	2)	Form, Schedule or Registration Statement No:


	3)	Filing Party:


	4)	Date Filed:

DYNAMIC HEALTHCARE TECHNOLOGIES, INC.



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of DYNAMIC HEALTHCARE TECHNOLOGIES, INC.:



	The Annual Meeting of the Shareholders of DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation, (the "Company" ) will be held at the Sheraton North Orlando Hotel, 600 North Lake
Destiny Drive, Maitland, Florida 32751 on May 21, 1996, at 1:00 p.m. local time, for the following purposes:



		1.	To elect seven (7) persons as directors for a term of one
year. The slate proposed by the Board of Directors is set forth in the accompanying Proxy Statement.



		2.	To vote on the proposal of the Board of Directors that KPMG
Peat Marwick, LLP, independent public accountants, be engaged as auditors for the Company for the fiscal year ending December 31,
1996.



		3.	To act upon a proposal to change the state of incorporation
of the Company from Nebraska to Florida pursuant to a Agreement of Merger between the Company and a wholly-owned subsidiary of the Company, all as more fully described in the attached Proxy
Statement.  SHAREHOLDERS ARE ENTITLED TO CERTAIN DISSENTERS RIGHTS
UNDER NEBRASKA STATUTES SECTIONS 21-20,137 THROUGH 21-20,150, AS
DESCRIBED AND REPRINTED IN THE PROXY STATEMENT ATTACHED.



		4.	To consider and transact any other business which may
properly come before the meeting or any adjournment thereof.



	The Board of Directors has designated April 10, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Only shareholders of record at the close of business on April 10, 1996, will be entitled to notice of and to vote at the meeting.



	You are cordially invited to attend the meeting. Whether or not you plan to attend, please mark, sign, date and mail the enclosed proxy, which requires no postage if mailed in the United States.



	Your attention is called to the accompanying Proxy Statement.





                             							By Order of the Board of Directors



                                    /S/PAUL S. GLOVER



                              						Paul S. Glover
                             							Vice President Finance and
                             							Chief Financial Officer
                             							Dynamic Healthcare Technologies, Inc.
                             							101 Southhall Lane, Suite 210
                             							Maitland, Florida 32751





April 22, 1996

DYNAMIC HEALTHCARE TECHNOLOGIES, INC.



PROXY STATEMENT



ANNUAL MEETING OF SHAREHOLDERS MAY 21, 1996



	This Proxy Statement is furnished to shareholders of DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation, (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held on May 21,1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.



	The address of the principal executive office of the Company is 101 Southhall Lane, Suite 210, Maitland, Florida 32751. This
Proxy Statement and form of Proxy were mailed to shareholders of the Company on approximately April 22, 1996.



SOLICITATION AND REVOCATION OF PROXIES



	The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by facsimile machine, telegraph or telephone.



	Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it any time before it is exercised, by executing a subsequent proxy or by notice to the Secretary of the Company at the Company's principal address as set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated thereon. If no instructions are indicated, proxies will be voted (i) "FOR" the election of the seven (7) persons named herein as nominees for election to the Board of Directors; (ii) "FOR" proposals 2 and 3; and (iii) at the discretion of the proxy holders of record for any other matter that may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting.



VOTING RIGHTS AND PROCEDURE



	Only Common Stock and Series B Preferred shareholders of record at the close of business on April 10, 1996 ("Entitled
Shareholders"), are entitled to execute proxies or to vote at the annual meeting. As of March 20, 1996, there were 6,611,646 shares of Common Stock and 3,750,000 shares of Series B
Preferred Stock outstanding.  Each holder of Common Stock and
Series B Preferred Stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing
Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting, other than the